UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2016

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2016, Marvell Technology Group Ltd. (“Marvell” or the “Company”) entered into an Agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”) regarding the membership and composition of the Company’s board of directors (the “Board”).

Pursuant to the Agreement, the Board agreed to appoint Peter A. Feld, Managing Member of Starboard, Richard S. Hill and Oleg Khaykin as directors of the Company immediately upon receipt of customary background checks. The Company will also concurrently appoint Robert E. Switz as an additional independent director. In addition, Starboard will be entitled to recommend one additional independent nominee to serve as director of the Company (the “Additional Independent Appointee”), who must be reasonably acceptable to the Board.

Pursuant to the Agreement, the Nominating and Governance Committee of the Board will be comprised of Mr. Feld (as chairman), Mr. Khaykin, Arturo Krueger and Randhir Thakur. The Agreement provides that the Nominating and Governance Committee will initiate a process for selecting a chief executive officer of the Company, with the CEO search process to be overseen by the Nominating and Governance Committee.

Pursuant to the Agreement, the Executive Compensation Committee of the Board will be comprised of Mr. Khaykin (as chairman), Mr. Feld, Juergen Gromer and John Kassakian, and the Audit Committee of the Board will be comprised of Mr. Switz (as chairman), Dr. Gromer, Dr. Kassakian and, when appointed, the Additional Independent Appointee.

Pursuant to the Agreement, Drs. Gromer, Kassakian, and Thakur and Messrs. Krueger, Feld, Hill, Khaykin and Switz, as well as the Additional Independent Appointee, will be nominated for election at Marvell’s 2016 annual general meeting of shareholders (the “2016 Annual General Meeting”). The permanent chief executive officer will also be added to the Board.

Under the terms of the Agreement, from the date of the Agreement until the earlier of (i) 15 business days prior to the deadline for the submission of shareholder nominations for the Company’s 2017 annual general meeting of shareholders and (ii) 100 days prior to the first anniversary of the 2016 Annual General Meeting, Starboard has agreed not to, among other things, (a) solicit proxies regarding any matter to come before any annual or special meeting of shareholders of the Company, including the election of directors, (b) enter into a voting agreement or any “group” with shareholders of the Company, other than Starboard affiliates, (c) encourage any person to submit nominees in furtherance of a contested solicitation for the election or removal of directors or (d) submit any proposal for consideration by shareholders of the Company at any annual or special meeting of shareholders. Starboard has also generally agreed to vote all shares of Company common stock beneficially owned by Starboard in accordance with the Company’s recommendations at the 2016 Annual General Meeting.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement described above in Item 1.01, the size of the Board will be increased from 6 members to 10 members. Peter A. Feld, Richard S. Hill, Oleg Khaykin and Robert E. Switz will be appointed as directors of the Company. Mr. Feld will be chairman of the Nominating and Governance Committee and Mr. Khaykin will be a member of that committee. Mr. Khaykin will be chairman of the Executive Compensation Committee and Mr. Feld will be a member of that committee. Mr. Switz will be chairman of the Audit Committee. Messrs. Feld, Hill, Khaykin and Switz’s compensation for their services as non-employee directors will be consistent with the Company’s compensation practices for non-employee directors described in the Company’s 2015 Proxy Statement under the caption “Director Compensation.”

Peter A. Feld has been a Managing Member and the Head of Research of Starboard Value LP (an investment fund) since 2011. Prior to joining Starboard, Mr. Feld served as a Managing Director of Ramius LLC and a Portfolio Manager of Ramius Value and Opportunity Master Fund Ltd. from November 2008 to April 2011. He currently serves as a director of The Brink’s Company (a provider of security-related services) and Insperity, Inc. (a provider of human resources and business performance solutions) and during the past five years served as a director of Darden Restaurants, Inc., Tessera Technologies, Inc., Integrated Device Technology, Inc., Unwired Planet, Inc. and Sea Change International, Inc.

Richard S. Hill has served as a member of the Board of Directors of Tessera Technologies since August 2012 and as Chairman of the Board since March 2013. Mr. Hill also served as Tessera’s Interim Chief Executive Officer from April 15, 2013 until May 29, 2013. Mr. Hill previously served as the Chief Executive Officer and member of the board of directors of Novellus Systems Inc., until its acquisition by Lam Research Corporation in June 2012. Before joining Novellus in 1993, Mr. Hill spent 12 years with Tektronix Corporation, a leading designer and manufacturer of test and measurement devices such as oscilloscopes and logic analyzers, most recently as the President of the Tektronix Development Company and Tektronix Components Corporation. Before joining Tektronix, Mr. Hill worked in a variety of engineering and management positions with General Electric, Motorola and Hughes Aircraft Company. Presently, Mr. Hill is a member of the Boards of Directors of Autodesk, Inc., a multinational software corporation that makes software for the architecture, engineering, construction, manufacturing, media, and entertainment industries, Arrow Electronics, Inc., a global provider of products and services to industrial and commercial users of electronic components and enterprise computing, Cabot Microelectronics Corporation, the leading global supplier of chemical mechanical planarization (CMP) slurries and a growing CMP pad supplier to the semiconductor industry, and Planar Systems, Inc., a display and digital signage technology company. Mr. Hill previously served on the Board of Directors of LSI Corporation.

Oleg Khaykin has served as the President and Chief Executive Officer and a member of the board of directors of Viavi Solutions, a leading provider of network and service enablement solutions, since February 2016. Prior to joining Viavi, Mr. Khaykin was a Senior Advisor at Silver Lake Partners. From March 2008 to January 2015 he was President and CEO and a member of the board of directors of International Rectifier, a leading maker of power semiconductors, which was acquired by Infineon Technology AG. Before joining International Rectifier, Mr. Khaykin served most recently as the Chief Operating Officer of Amkor Technology, Inc., a leading provider of semiconductor assembly and test services, which he joined in 2003 as Executive Vice President of Strategy and Business Development. He previously held positions with Conexant Systems and its spinoff Mindspeed Technologies, Inc., as well as The Boston Consulting Group. Mr. Khaykin serves as a director of Newport Corporation. Mr. Khaykin was previously a member of the board of directors of Zarlink Semiconductor Inc.

Robert E. Switz has served as the Chairman of the Board of Micron Technology, Inc. since 2012. He was the Chairman, President and Chief Executive Officer of ADC Telecommunications, Inc., (“ADC”), a supplier of network infrastructure products and services from August 2003 until December 2010, when Tyco Electronics Ltd. acquired ADC. Mr. Switz joined ADC in 1994 and throughout his career there held numerous leadership positions. Mr. Switz serves on the Board of Directors of Gigamon Inc., and previously served as lead independent director of Broadcom Corporation until its merger with Avago Technologies Limited and as a director of GT Advanced Technologies.

Item 8.01 Other Events.

On April 27, 2016, Marvell issued a press release concerning the matters described in this report. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description

10.1	Agreement between Marvell Technology Group Ltd. and Starboard Value LP

99.1	Press Release dated April 27, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2016

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ David Eichler
David Eichler
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

10.1	Agreement between Marvell Technology Group Ltd. and Starboard Value LP

99.1	Press Release dated April 27, 2016